                                 SECURITY FUNDS
                                 CODE OF ETHICS


SECTION 1 - LEGAL REQUIREMENTS

Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Act") provides that every registered investment company and the investment adviser and principal underwriter of such investment company shall adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging, in connection with the purchase or sale of a security held or to be acquired by the registered investment company, in any of the following prohibited practices:

   (1) employing any device, scheme or artifice to defraud such registered investment company;

   (2) making to such registered investment company any untrue statement of a material fact or omitting to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

   (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company; or

   (4) engaging in any manipulative practice with respect to such registered investment company.

The Security Funds, Security Management Company, LLC ("SMC"), and Security Distributors, Inc. ("SDI") have adopted this Code of Ethics to satisfy the requirements of Rule 17j-1 of the Act. In addition, SMC adopts these procedures with respect to its private investment advisory clients ("Private Accounts") as a measure reasonably designed to prevent its access persons, with respect to personal trading, from violating the antifraud provisions of the Investment Advisers Act of 1940. Investment Advisers serving as Sub-Advisers to certain of the Security Funds have their own code of ethics. Access persons of such Sub-Advisers, including access persons that are also access persons of the Funds, are subject to their employer's code of ethic and reporting requirements in lieu of this Code. Certain terms used in this Code are defined in Appendix A attached hereto.

SECTION 2 - FIDUCIARY PRINCIPLES

This Code of Ethics is based upon the principle that the access persons of the Security Funds and of the Private Accounts have a fiduciary duty to the Funds, Fund shareholders and to the Private Accounts to conduct their personal securities transactions in a manner that does not interfere with Fund portfolio or Private Account transactions or otherwise take unfair advantage of their relationship with the Funds or the Private Accounts. Accordingly, access persons shall:

   (1) at all times place the interests of Fund shareholders and Private Account clients first;

   (2) conduct all personal securities transactions consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and

   (3)  at all times avoid taking inappropriate advantage of their positions.

SECTION 3 - PROHIBITIONS

No access person shall purchase or sell, directly or indirectly, any securities in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

   (1) is being considered for purchase or sale by one or more of the Funds or Private Accounts;

   (2) is being purchased or sold by one or more of the Funds or Private Accounts; or

   (3)  is being offered in an initial public offering ("IPO").

The foregoing prohibitions do not apply to independent directors of the Funds, unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that the security was being considered for purchase or sale by one or more of the Funds or was being purchased or sold by one or more of the Funds.

With respect to purchases or sales of securities made or considered on behalf of a Fund by a Sub-Adviser (other than SMC), the foregoing prohibitions shall not apply, unless the access person knew, or should have known, that the security was being considered for purchase or sale, or was being purchased or sold, by one or more of the Funds.

Access persons shall not make more than 20 securities trades, including DE MINIMIS transactions as defined below, in any calendar month.

Access persons may not PROFIT from the purchase and sale or sale and purchase of the same (or equivalent) securities within 30 calendar days; provided that this provision does not apply to transactions in options and futures. Any profits made in connection with a transaction that violates this provision shall be disgorged. An access person may apply to the President of SMC for an exemption from this prohibition based upon hardship and may trade within the 30 calendar day-period with the President's written approval. This prohibition is not applicable to DE MINIMIS transactions.

Portfolio managers shall not receive any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of one or more of the Funds or the Private Accounts.

Portfolio managers, research analysts and traders of SMC shall not purchase or sell a security during the period beginning seven (7) days before and ending seven (7) days after a Fund or Private Account trades in that security. For the traders and portfolio managers and research analysts for the equity Funds, the seven-day blackout period applies to transactions of the Funds and Private Accounts investing primarily in equity securities. For portfolio managers and research analysts for the fixed income Funds, the seven-day blackout period applies to transactions of the Funds and Private Accounts investing primarily in fixed income securities. Any profits made by a portfolio manager, research analyst or trader in connection with a transaction that violates this provision shall be disgorged and paid to the Fund or Private Account as appropriate.

Portfolio managers shall not serve on the boards of directors of publicly traded companies, absent prior authorization from the President and Secretary of SMC and the Funds' board of directors.

SECTION 4 - EXEMPTED TRANSACTIONS

The prohibitions of Section 3 of this Code shall not apply to:

   (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

   (2) purchases or sales of securities which are not eligible for purchase or sale by the Funds or Private Accounts;

   (3) purchases or sales which are non-volitional on the part of either the access person, the Funds or the Private Accounts, for example, gifts, splits, tender offers, mergers, and stock dividends;

   (4) purchases or sales which are made pursuant to a systematic investment program;

   (5) DE MINIMIS purchases or sales of securities (not including IPOs or trades within the 7-day blackout period) in the following amounts per calendar month:

             -----------------------------------------------------
                       MARKET                TOTAL TRANSACTIONS*
             CAPITALIZATION OF SECURITY     PER SECURITY PER MONTH
             -----------------------------------------------------
                Less than $1 billion            Up to $10,000
                $1 - $5 billion                 Up to $25,000
                More than $5 billion            Up to $50,000
             -----------------------------------------------------
             *Total  transactions  include all purchases and sales
              of that security in a calendar month. Purchases and sales are not netted. For example, a purchase of
              $5,000   and  a  sale   of   $10,000   equal   total
              transactions of $15,000.
             -----------------------------------------------------

   (6) the purchase of securities in an initial public offering when the access person is purchasing such securities pursuant to non-transferable subscription rights; and

   (7) the purchase or sale of exchange-traded funds that track an index, including open-end investment companies and unit investment trusts, and options and futures on broad based indices.

SECTION 5 - REPORTING PROCEDURES

Every access person shall report, not later than ten days after the end of the calendar quarter in which the transaction was effected, the following information with respect to transactions in any security in which such access person has or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security:

   (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

   (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

   (3)  the price at which the transaction was effected;

   (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

   (5)  the date the report is submitted by the Access Person.

Any report required under Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Such report is to be provided on the Quarterly Personal Security Transaction Report, attached as Appendix B. In addition, upon commencement of employment, and not later than ten days after employment, with SMC, SDI or the Funds, every access person shall disclose all personal securities holdings by filing an Initial Holdings Report with the Secretary of SMC. The personal securities holdings shall be provided on the Initial Holdings Report form attached as Appendix C.

Each access person shall provide annually to the Secretary of SMC an Annual Holdings Report disclosing all securities in which he or she had any direct or indirect beneficial ownership. Such disclosure is to be provided on the Annual Holdings Report attached as Appendix D. The Annual Holdings Report shall be provided on or before January 30th of each year, and the information in the report must be current as of thirty days or less before submission to the Secretary of SMC.

In addition to the foregoing reporting requirements, access persons shall direct their broker to supply to the Secretary of SMC, on a timely basis, duplicate copies of confirmations of all personal securities transactions.

These reporting requirements shall not apply to independent directors of the Funds, except that such directors shall report any purchase or sale of a security that he or she knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known was being considered for purchase or sale by one or more of the Funds or was being purchased or sold by one or more of the Funds.

Further, these reporting requirements SHALL apply to the exempted transactions set forth in Section 4 above except those transactions effected for any account over which such person does not have any direct or indirect influence or control.

SECTION 6 - PRECLEARANCE OF TRANSACTIONS

All access persons shall, prior to executing personal securities transactions, preclear such transactions on the "Pre-approval of Personal Securities
Transactions" form (attached as Appendix E hereto) with the Compliance Administrator of SMC, or in his or her absence, the President or Secretary of SMC. (Portfolio Managers are also required to complete the Portfolio Manager Certification (see Appendix F) as part of obtaining pre-clearance of any transaction.) The Compliance Administrator, President or Secretary shall review the proposed transaction to ensure that it complies with the requirements set forth in this Code of Ethics. If approved, he or she shall state on the pre-approval form the rationale for approving any transaction in a private placement security. Preclearance, once obtained, shall remain valid for three business days following the date of the approval. The form evidencing such approval shall be filed with the Secretary of SMC.

The requirement to preclear transactions shall not apply to independent directors of the Funds, except that such a director shall preclear any transactions in securities that he or she knows or, in the ordinary course of fulfilling his or her official duties as a director, should know are being considered for purchase or sale by one or more of the Funds or are being purchased or sold by one or more of the Funds. The requirement to pre-clear transactions shall not apply to the exempted transactions set forth in Section 4.

SECTION 7 - SANCTIONS

The Secretary of SMC shall review the above-referenced quarterly "Personal Securities Transaction Reports" submitted by access persons to determine whether any violations of the policy have occurred. If a violation is found to have occurred, whether intentionally or unintentionally, the violator will be placed on probation for a period of twelve (12) months. Repeated violations of the policy will constitute grounds for further disciplinary action or, possibly, termination of employment.

SECTION 8 - ANNUAL REPORT TO FUNDS' BOARD OF DIRECTORS

The Secretary of SMC shall on an annual basis provide a written report to the Funds' board of directors concerning the operation of this Code of Ethics. Such report shall:

   (1) certify to the Board that SMC and SDI have adopted procedures pursuant to Rule 17j-1 reasonably necessary to prevent access persons from violating this Code of Ethics;

   (2) summarize existing procedures concerning personal investing and any changes made during the preceding year;

   (3) describe any issues arising under the Code of Ethics, including information about material violations and sanctions imposed during the past year; and

   (4) identify any recommended changes in existing restrictions or procedures based upon the Funds' experience under their Code of Ethics, evolving industry practices and developments in applicable laws or regulations.

SECTION 9 - APPROVAL BY THE BOARD OF DIRECTORS

The foregoing Code of Ethics has been reviewed and approved by the Security Funds Board of Directors and is approved pursuant to Rule 17j-1 under the Investment Company Act of 1940.

SECTION 10 - ANNUAL CERTIFICATION

SMC, SDI and the Funds consider compliance with this Code of Ethics an important part of the fiduciary duty of the Funds' and the Private Account's access persons. Accordingly, access persons will be required to certify annually that they have read and understand the Code of Ethics; recognize that they are subject thereto; have complied with the requirements of the Code of Ethics; and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code.

I have read and understand the foregoing Security Funds Code of Ethics and have complied, and will comply in the future, in all respects with the requirements of the Code.

Signed: ______________________________

Name:   ______________________________     Dated: ______________________________

                                                                      APPENDIX A

DEFINITIONS

Important terms used in this Code of Ethics are defined below:

The term "access person" means any employee of: (1) Security Management Company, LLC ("SMC") or the Security Funds ("the Funds") who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (2) all officers and directors of SMC and the Funds; (3) any director or officer of Security Distributors, Inc. ("SDI") who in the ordinary course of his or her business makes, participates in, or obtains information regarding the purchase or sale of securities for the Funds or whose functions or duties relate to the making of any recommendations to such investment company with respect to such purchases or sales; and (4) any natural person who both (i) controls, as that term is defined in Section 2(a)(9) of the Act, SMC or the Funds and (ii) obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

The term "beneficial ownership" means securities held by: (a) your spouse, minor children or relatives who share the same house with you; (b) an estate for your benefit; (c) a trust, of which (i) you are a trustee or you or members of your immediate family have a vested interest in the income or corpus of the trust,
(ii) you own a vested beneficial interest, or (iii) you are the settlor and you have the power to revoke the trust without the consent of all the beneficiaries;
(d) a partnership in which you are a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which you are an officer, director or 10 percent stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership; or (g) your spouse or minor children or any other person, if, even though you do not obtain therefrom the above-mentioned benefits of ownership, you can vest or revest title in yourself at once or at some future time. A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if she or he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

The term "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest, option or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, provided, however, that security shall not mean securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of registered open-end investment companies ("mutual funds"), variable annuity contracts and variable life insurance policies.

An "independent director" is a director who is not an "interested person" of the Funds as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

A security "is being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Security Funds include the following funds and their series: SBL Fund, Security Cash Fund, Security Equity Fund, Security Income Fund, Security Growth and Income Fund, Security Municipal Bond Fund, and Security Ultra Fund.

The term "systematic investment program" means any program to purchase or sell securities in predetermined amounts (calculated on the basis of shares or dollars) at specified time intervals, for example contributions to a 401(k) or profit sharing plan.

                                                                      APPENDIX B

                 QUARTERLY PERSONAL SECURITY TRANSACTION REPORT

                    CALENDAR QUARTER ENDED _________________

REPORT DATE:_______________

--------------------------------------------------------------------------------
                                                  INTEREST
TITLE AND                                         RATE AND       NAME OF BROKER,
NUMBER OF     DATE AND        PRICE               MATURITY         DEALER, OR
SHARES OF     NATURE OF      AT WHICH    TOTAL    DATE (IF        BANK HANDLING
SECURITY     TRANSACTION     EFFECTED    PRICE    APPLICABLE)      TRANSACTION
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security transactions which took place during the quarter indicated in which I had direct or indirect beneficial ownership.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY THAT I AM THE PERSON STATED AND THE PERSONAL SECURITIES TRANSACTION INFORMATION REPORTED IS TRUE AND CORRECT FOR THE CALENDAR QUARTER STATED.

--------------------------------------------------------------------------------
        Employed By              Typed Signature           Associate Number

                                                                      APPENDIX C

                             INITIAL HOLDINGS REPORT

REPORT DATE:_________________

--------------------------------------------------------------------------------
                                             NAME OF ANY BROKER(S), DEALER(S),
TITLE OF       NUMBER        PRINCIPAL      OR BANK(S) WITH WHOM MY SECURITIES
SECURITY      OF SHARES       AMOUNT        ARE MAINTAINED AS OF THE DATE BELOW
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security holdings indicated in which I had direct or indirect beneficial ownership as of _____________, the date I became an Access Person as defined under the Code of Ethics.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY THAT I AM THE PERSON STATED AND THE INITIAL HOLDINGS INFORMATION REPORTED IS TRUE AND CORRECT.

--------------------------------------------------------------------------------
        Employed By              Typed Signature           Associate Number

                                                                      APPENDIX D

                         ANNUAL PERSONAL HOLDINGS REPORT


--------------------------------------------------------------------------------
TITLE OF      NUMBER                       NAME OF ANY BROKER, DEALER, OR BANK
SECURITY     OF SHARES     TOTAL PRICE    WITH WHOM MY SECURITIES ARE MAINTAINED
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security holdings indicated in which I had direct or indirect beneficial ownership as of ______________.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY THAT THE INFORMATION REPORTED ON THIS FORM IS TRUE AND CORRECT.

--------------------------------------------------------------------------------
        Date            Employed By       Typed Signature     Associate Number

[DATE]


[DEALER ADDRESS]


Subj:    Account Number _________


Dear Sir or Madam:

I am an access person of Security Management Company ("SMC"), an investment adviser registered with the Securities and Exchange Commission. SMC has adopted a Code of Ethics as required by Rule 17j-1 under the Investment Company Act of 1940. As an access person, I am subject to SMC's Code of Ethics, which requires that I arrange to have my broker send duplicate confirmations of my personal securities transactions to SMC. Accordingly, please provide duplicate confirmations of any securities transactions for the above-referenced account to:

                        Amy J. Lee, Secretary
                        Security Management Company, LLC
                        700 S.W. Harrison Street
                        Topeka, Kansas 66636-0001

If  you  have  any  questions  concerning  this  matter,  please  contact  me at
(785) _____-______.

Sincerely,